President
Section 906 Certification under Sarbanes Oxley Act

I, W. Douglas Beck, certify that:

1.	I have reviewed this report, filed on behalf of DWS Intermediate Tax/AMT Free Fund, a series of DWS Tax Free Trust, on Form N-CSR;

2.
Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 27, 2011	/s/W. Douglas Beck
W. Douglas Beck
President

Chief Financial Officer and Treasurer
Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of DWS Intermediate Tax/AMT Free Fund, a series of DWS Tax Free Trust, on Form N-CSR;

2.
Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 27, 2011	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer